UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CELGENE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Colleague,

As the Annual Meeting of Stockholders approaches, we want to ensure that you have helpful information about the Annual Meeting and your stockholder voting rights since the outcome of the vote will impact the future course of our Company. The Annual Meeting is scheduled for June 18th. We are sending you this information as stockholders and because each of us has a vested interest in the future governance and financial structure of our Company. If you are unsure if you own shares that you can vote, please refer to the “Voting Your Shares” section below.

In particular, we want to bring your attention to three Proposals up for vote at the Annual Meeting, two of which affect our employee equity plan; they are briefly described below. We have also included a section at the bottom of this letter that is intended to answer some common questions about voting your shares. More detailed information appears in our Proxy Statement, which can be found on our Investor Relations webpage. Click here

Proposal Three described in our Proxy Statement asks that stockholders approve an amendment to the Company’s Certificate of Incorporation that will double the number of shares of Common Stock that the Company is authorized to issue and to effectuate a two-for-one split of our common stock. Shares that are not voted will count as a vote against this proposal because a majority of the outstanding shares entitled to vote at the Annual Meeting is required to approve this proposal.

Proposal Four described in our Proxy Statement asks that stockholders approve an amendment to our 2008 Stock Incentive Plan to, among other things, increase the aggregate share reserve of our Common Stock under our Plan by 9,000,000 shares. In order for Proposal Four to be approved, the votes cast for the proposal must exceed the votes cast against it. The Board of Directors believes that if this proposal is approved, we will be able to continue to:

•	provide long-term stock option performance incentives to employees;

•	provide differentiated, meaningful rewards to our top talent and those current employees who provide the greatest value creation for us by granting options and RSUs on a reduced post-Stock Split value basis, and affording these employees the opportunity to earn additional awards based on past performance and expected future contribution;

•	attract top talent to build out the new global Inflammation & Immunology franchise and support our evolving Hematology/Oncology franchise to ensure long-term success;

•	foster our entrepreneurial company philosophy of broad-based employee stock ownership that has helped make us successful.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ADOPTION OF PROPOSALS THREE AND FOUR.

We would also like to address a proposal submitted by a stockholder – Proposal Six – seeking increased disclosure on Celgene’s public policy advocacy and lobbying efforts. Our Board believes this proposal is unnecessary because our Company already makes extensive public disclosures about these activities and the additional information requested by this proposal would not be meaningful. Moreover, our Board believes the readily available information about Celgene’s public policy advocacy activities provides a level of information and accountability consistent with legal requirements as well as prevailing practices among our peers. For these and the other reasons mentioned in the Proxy Statement:

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

VOTING AGAINST PROPOSAL SIX.

All stockholders – including Celgene employees – have the ability to participate in the voting process by casting their ballot. To ensure that stockholders fully understand the Company’s perspective and Board of Directors’ recommendations on the proposals to be voted, we have engaged an outside proxy solicitation firm, Morrow & Company, who may contact you to assist in enhancing participation in the voting process.

We encourage you to vote your shares as soon as possible.

VOTING YOUR SHARES

Q1:	How do I know if I have shares that I can vote?

A1:	You have shares that can be voted if, as of April 21, 2014:

•	You hold shares underlying vested RSUs

•	You exercised stock options and held the shares

•	You purchased Celgene shares on the open market and hold them either directly or in a brokerage account

•	You have vested shares in your 401(k) account

Unvested RSUs and all stock options (whether vested or unvested) are not eligible to be voted.

Q2:	Do I need to vote my shares?

A2:	It’s always encouraged that you vote your shares. Each share of Common Stock that is held as of April 21, 2014 (the record date set by the Board) is entitled to one vote on each matter brought before the Annual Meeting.

Q3:	How do I vote my shares?

A3:	You have the option of voting via the internet at www.proxyvote.com, toll free via touch-tone phone at 1-800-690-6903, or by attending the Annual Meeting in person . The deadline for voting via the internet or via telephone is 11:59 p.m. eastern time on June 17, 2014.

If you do not have your 12-digit stockholder control number (which can be found on your proxy card), you can retrieve it by following the instructions below:

•	E*Trade: Call 800-838-0908 (US-based employees) or 1-650-599-0125 (employees based outside of the US) and indicate that you need your 12-digit proxy voting control number so you can vote your shares. Within 48 hours, E*Trade will send you the control number and you can choose to receive a telephone call or a SmartAlert to be sent to the e-mail address they have on file.

•	PNC: Contact PNC Customer Service directly at 1-800-374-4631 and indicate that you need your 12-digit proxy voting control number so you can vote your shares. Within 48 hours, PNC will contact Broadridge (Celgene’s proxy management company) and Broadridge will send you the control number via e-mail or regular mail to the address they have on file.

•	Shares held in other accounts: If you hold shares in non-E*Trade or non-PNC accounts, you will need to contact your broker to obtain your control number.

You may also choose to vote by mailing your proxy in the postage-paid envelope provided with your proxy. If you require proxy materials, we will promptly deliver, upon oral or written request, a copy of the proxy materials to you. We will fill your request within three business days. You may request paper or e-mail delivery by calling 1-800-579-1639 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901, Attention: Investor Relations.

You will also find additional information concerning voting requirements and the proposals to be voted on at the Annual Meeting in our Proxy Statement on pages 2 through 6. Click here